Exhibit 99.1

Pegasystems Inc. Prices $525.0 Million Convertible Senior Notes Offering

CAMBRIDGE, Mass.—February 19, 2020—Pegasystems Inc. (“Pega”) (NASDAQ: PEGA), the software company empowering digital transformation at the world’s leading enterprises, today announced the pricing of its offering of $525,000,000 aggregate principal amount of 0.75% Convertible Senior Notes due 2025 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $450.0 million aggregate principal amount of the notes. The offering is expected to close on February 24, 2020, subject to customary closing conditions. Pega also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date notes are first issued, up to an additional $75,000,000 principal amount of notes.

The notes will be senior, unsecured obligations of Pega and will accrue interest at a rate of 0.75% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2020. The notes will mature on March 1, 2025, unless earlier repurchased, redeemed or converted. Before September 1, 2024, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after September 1, 2024, noteholders may convert their notes at any time at their election until the close of business on the scheduled trading day immediately before the maturity date. Pega will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at the election of Pega. The initial conversion rate is 7.4045 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $135.05 per share of common stock. The initial conversion price represents a premium of approximately 37.5% over the last reported sale of $98.22 per share of Pega’s common stock on February 19, 2020. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will not be redeemable at Pega’s election before March 1, 2023. The notes will be redeemable, in whole or in part, for cash at Pega’s option at any time on or after March 1, 2023, but only if the last reported sale price per share of Pega’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then noteholders may require Pega to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Pega estimates the net proceeds from the offering will be approximately $512.5 million (or approximately $585.9 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. Pega intends to use approximately $45.4 million of the net proceeds to fund the cost of entering into the capped call transactions described below and intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include purchases of Pega’s common stock following the consummation of this offering. In addition, Pega may use a portion of the net proceeds to acquire or invest in complementary companies, product lines, products or technologies. However, Pega has no understandings or agreements with respect to any such acquisition or investment. If the initial purchasers exercise their option to purchase additional notes, then Pega intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below.

In connection with the pricing of the notes, Pega has entered into privately negotiated capped call transactions with the initial purchasers or their affiliates and other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Pega’s common stock underlying the notes. If the initial purchasers exercise their option to purchase additional notes, Pega expects to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions will initially be $196.44 per share, which represents a premium of 100% over the last reported sale price of Pega’s common stock of $98.22 per share on February 19, 2020, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce or offset the potential dilution to Pega’s common stock upon any conversion of the notes and/or to offset any potential cash payments Pega is required to make in excess of the principal amount of the converted notes, as the case may be, upon conversion of the notes. If, however, the market price per share of Pega’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

Pega expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates will enter into various derivative transactions with respect to Pega’s common stock and/or purchase shares of Pega’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Pega’s common stock or the notes at that time.

In addition, Pega expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Pega’s common stock and/or purchasing or selling Pega’s common stock or selling Pega’s common stock or other securities in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes). This activity could also cause or avoid an increase or decrease in the market price of Pega’s common stock or the notes, which could affect the ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

The notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and unless so registered, the notes and any such shares cannot be offered or sold except pursuant to an applicable exemption from, or in a transaction not subject to, such registration requirements. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any offer or sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Forward-Looking Statements

This press release includes forward-looking statements, including, among other things, statements regarding the completion, timing and size of the proposed offering and expectations regarding actions of the option counterparties and their respective affiliates. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should,” “estimate,” “may,” “target,” “project,” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements represent the current expectations of Pega regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are (i) the risk that the offering will not be consummated, (ii) changes as a result of market conditions, including market interest rates, (iii) fluctuations in the trading price and volatility of Pega’s common stock, (iv) the impact of general economic, industry or political conditions in the United States or internationally and (v) risks relating to the Pega business, including those described in Pega’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission. The forward-looking statements included in this press release speak only as of the date of this press release, and Pega does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Press Contact Information

Lisa Pintchman

Pegasystems Inc.

Lisa.Pintchman@pega.com

+1 617-866-6022

Twitter: @pega

Investor Contact Information

Garo Toomajanian

Pegasystems Inc.

pegainvestorrelations@pega.com

+1 617-866-6077

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